Exhibit 10.10

PARTIAL CANCELLATION AGREEMENT

THIS PARTIAL CANCELLATION AGREEMENT (“Agreement”), dated May 10, 2016, and is to be considered effective as of even date herewith (the “Effective Date”), by and among Dala Petroleum Corp., a Delaware corporation (“Dala DE”), Dala Petroleum Corp., a Nevada corporation (“Dala NV”), Chisholm Partners II, LLC (“Chisholm II”), a Louisiana limited liability company, and certain members of Chisholm Partners II, LLC set forth on the signature pages hereto (each individually a “Chisholm Member” and collectively the “Chisholm II Members”).

WITNESSETH:

A.

On June 2, 2014, Dala DE, then-known as “Westcott Products Corp.”, its wholly-owned subsidiary, Dala Acquisition Corp., a Nevada corporation (“Merger Subsidiary”), and Dala NV executed and delivered an Agreement and Plan of Merger (the “Merger Agreement”) and all required or necessary documentation to complete a merger (collectively, the “Transaction Documents”), whereby Merger Subsidiary merged with and into Dala NV, and Dala NV was the surviving company under the merger and became a wholly-owned subsidiary of Dala DE on the closing of the merger (the “Merger”). The respective Boards of Directors of Dala DE and Dala NV, along with Dala DE, as the sole stockholder of Merger Subsidiary, and Dala NV’s sole stockholder Chisholm II, which owned 100% of the outstanding voting securities of Dala NV, approved the Merger by written consent, and Articles of Merger were filed with the Secretary of State of the State of Nevada on June 3, 2014, effecting the Merger. Prior to the Merger, Chisholm II assigned to Dala NV the rights to engage in oil exploration and development on approximately 300 leases in north central Kansas, with total acreage of approximately 80,000 acres (the “Property”). As consideration for the Merger, Dala DE issued 10,000,000 shares of its common stock (the “Merger Shares”) to Dala NV’s sole member Chisholm II in exchange for receiving all of the outstanding shares of common stock of Dala NV. The Merger Shares were then immediately distributed by Chisholm II on a pro rata basis to its members, including the Chisholm II Members that are party to this Agreement.

B.

In conjunction with the Merger, Dala DE received $2,025,000 from investors in consideration of the issuance of 2,025 shares of its Series A 6% Convertible Preferred Stock at the offering price of $1,000 per Unit (the “Offering”). Each Unit consisted of one share of Series A 6% Convertible Preferred Stock, convertible at any time at the option of the Holder into common stock at the conversion price of $0.70 per common share based on the total dollar amount invested (subject to adjustment as set forth in the Company’s Series A 6% Convertible Preferred Stock Certificate of Designation that was filed on May 30, 2014), and 1,429 warrants to purchase common shares of the Company at an exercise price of $1.35 per share within three years of the “Effective Date,” as such term was defined in the Stock Purchase Agreement for the Offering.

C.

The Merger and the Offering were governed by a series of Transaction Documents including a Stock Purchase Agreement, Registration Rights Agreement, Agreement and Plan of Merger, Private Placement Memorandum, Lock Up Agreements, Certificate of Designation (collectively referred to herein as the “Transaction Documents”).

D.

After the Merger and through May 2015, Dala DE, through its wholly-owned subsidiary Dala NV, operated as an early-stage oil exploration company focused on the Property. For the purposes of this Agreement, the combined operations of Dala DE and Dala NV are referred to herein as “Dala.” To date, Dala has drilled five wells that had no commercial quantities of oil, which were subsequently plugged and abandoned. Since May 2015, Dala has not had sufficient funds to continue operations or its exploration program due to the decline in the price of oil and difficult market conditions and due to the Company’s financial condition.

E.

As a result of the lack of funds to continue its operations, the Company has defaulted on some of the provisions in the Transaction Documents, including the payment in cash of the dividends under the Certificate of Designation for the Series A 6% Convertible Preferred Stock and other “Triggering Events” in Section 10 of the Certificate of Designation. The parties have evaluated and discussed the viability of Dala’s continued operations and, as a settlement for the violations of the Transaction Documents and in an effort to maintain the Company’s viability, the parties have agreed to a partial separation of Dala’s assets and a return of a portion of the Property to Chisholm II in exchange for the return of a certain amount of the Merger Shares to the Company’s treasury by the Chisholm II Members.

            NOW, THEREFORE, in consideration of the foregoing recitals and the covenants herein, the parties hereto agree as follows:

1.

Return of the Merger Shares

            Each of the Chisholm II Members shall surrender and transfer the Dala DE common stock certificate(s) representing the number of shares of Dala DE common stock listed below the signature of each Chisholm Member and further set forth on Exhibit A attached hereto, representing a total of at least 70% of the Merger Shares (the “Returned Shares”) along with medallion-guaranteed stock powers (in a form similar to the sample attached as Exhibit F) sufficient to such certificate(s), to the Board of Directors of Dala DE upon the execution of this Agreement, and each Chisholm II Member hereby agrees that the Returned Shares shall be considered no longer owned by the Chisholm II Members but shall be considered returned and transferred to Dala DE’s treasury for cancellation. Chisholm II shall coordinate with the Members of Chisholm II for the return of the Return Shares and assignment of the oil and gas leases from Dala to Chisholm II.

2.

Return of a Portion of the Property to Chisholm II

            Dala shall return a portion of the Property listed on Exhibit B attached hereto to Chisholm II, which portion of the Property shall correspond to the portion of the Merger Shares represented by the Returned Shares. Chisholm II shall bear the cost and responsibility for all assignment and recording of title to the transferred Property and any matter related thereto. Dala shall retain the leases listed on Exhibit C attached hereto.

3.

Closing.

The return of the Merger Shares as set forth in Section 1 herein and the return of a portion of the Property to Chisholm II as set forth in Section 2 herein shall take place at a closing (the “Closing”), to be held at such date, time and place as shall be determined by the parties at the same time as the closing of the other Company transactions described in Section 17 herein.

At the Closing:

(a)

Chisholm II, on behalf of the Chisholm II Members, shall deliver to the Dala the Returned Shares along with the medallion guarantees and other documents required for the cancellation of the Returned Shares. The closing shall not occur unless the amount of Returned Shares consists of at least 70% of the Merger Shares that were initially issued to the Chisholm II Members as part of the Merger in June 2014. The amount of Property to be returned to Chisholm II as part of this Agreement shall be proportionally adjusted based on the amount of Returned Shares delivered by Chisholm II and the Chisholm II Members.

For example, if 100% of the originally-issued Merger Shares are returned by the Chisholm II Members as Returned Shares, Dala will receive 10,000,000 common shares for cancellation and will then return to Chisholm 75% of the acreage in the Property, or 60,000 acres (with Dala retaining 20,000 acres in the Property). If 85% of the originally-issued Merger Shares are returned by the Chisholm II Members as Returned Shares, Dala will receive 8,500,000 common shares for cancellation and will then return to Chisholm 68.75% of the acreage in the Property, or 55,000 acres (with Dala retaining 25,000 acres in the Property). If 70% of the originally-issued Merger Shares are returned by the Chisholm II Members as Returned Shares (the minimum threshold to close this Agreement), Dala will receive 7,000,000 common shares for cancellation and will then return to Chisholm 61% of the acreage in the Property, or 49,000 acres (with Dala retaining 31,000 acres in the Property).

4.

Other Dala Assets

All other assets of Dala acquired by Dala before or after the Merger, including both personal property, real property, and that portion of the Property not being transferred to Chisholm II pursuant to the terms herein, shall remain the sole and exclusive property of Dala. Chisholm II and each of the Chisholm II Members hereby waive any rights or interests they may have in all such assets.

5.

Dala Liabilities

             Dala shall remain responsible for liabilities of Dala which accrued or were incurred on behalf of Dala and are payable on the date of execution of this Agreement and are specifically set forth on Exhibit D. Chisholm II shall cancel all other liabilities owed to it by Dala as of the date of this Agreement, and shall execute a waiver and release in the form attached hereto as Exhibit E. Dala shall be responsible for any future debts of Dala including those expenses incurred effectuating the terms of this Agreement.

6.

Indemnification

(a)

Subject to the terms and conditions of this Article 6, Dala shall indemnify, defend and hold harmless William Gumma, Jonathan Wimbish, Clarence Cottman and Chisholm Partners II (collectively, the “Indemnified Parties”)  from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, penalties, costs, and expenses (including reasonable attorneys’ fees and expenses), of any nature whatsoever (collectively, “Damages”) asserted against, resulting to, imposed upon, or incurred by indemnified parties, directly or indirectly related to this transaction or any way related to Dala.

(b)

As part of the consideration for the transaction contemplated hereunder, and, in the absence of which the Indemnified Parties would not have entered into this agreement, Dala hereby expressly retains, assumes, and covenants and agrees to be fully responsible for all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, penalties, taxes, costs, expenses, duties and obligations.

(c)

Indemnification proceedings.  In the event that any claim or demand for which Dala (the “Indemnifying Party”), would be liable to the Indemnified Party under this Section 6 is asserted against or sought to be collected from the Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such claim or demand, but the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this article 6, except to the extent the Indemnifying Party demonstrates that the defense of such claim or demand is materially prejudiced thereby.  The Indemnifying Party shall have 30 days from receipt of the above notice from the Indemnified Party (in this section 6, the “Notice Period”) to notify the Indemnified Party whether or not the Indemnifying Party desires at the Indemnifying Party’s sole cost and expense, to defend the Indemnified Party against such claim or demand; provided, that the Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party.  If the Indemnifying Party elects to assume the defense of any such claim or demand, the Indemnified Party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof.  If the Indemnifying Party elects not to assume the defense of such claim or demand (or fails to give notice to the Indemnified Party during the Notice Period), the Indemnified Party shall be entitled to assume the defense of such claim or demand with counsel of its own choice, at the expense of the Indemnifying Party.  If the claim or demand is asserted against both the Indemnifying Party and the Indemnified Party and based on the advice of counsel reasonably satisfactory to the Indemnifying Party it is determined that there is a conflict of interest which renders it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be responsible for paying separate counsel for the Indemnified Party; provided however, that the Indemnifying Party shall not be responsible for paying for more than one separate firm of attorneys to represent all of the indemnified parties, regardless of the number of indemnified parties.  If the Indemnifying Party elects to assume the defense of such claim or demand, (i) no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnified Party’s written consent (which shall not be unreasonably withheld) unless the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and (ii) the Indemnifying Party shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld).

7.

Governing Law and Forum

            This Agreement shall be construed and governed by and under the laws of the State of Delaware, without regard to its choice of law principles.  Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of Delaware (or, if appropriate, a federal court located within the District of Delaware), and each party consents to the jurisdiction of such court and agrees that legal process may be served by United States certified mail, return receipt requested. Venue for any action shall be in Dover County, State of Delaware (or, in the case of a federal court action, in the District of Delaware).  Process in any proceeding referred to in the preceding sentence may be served on any party anywhere.

8.

Notices

Any notice of other communication required or permitted by the Agreement must be in writing and will be deemed given when (i) delivered in person; (ii) submitted by facsimile with written confirmation of transmission; (iii) delivered by overnight or two-day courier, with receipt and date of delivery stated; or (iv) when mailed by U.S. First Class Mail addressed to:

            (a)

Dala at:

175 South Main Street

Suite 1410

Salt Lake City, Utah 84111

            (b)

Chisholm II at:

1010 10th Street

Golden, CO  80401

(c)

The Chisholm II Members at the addresses listed on the signature pages attached hereto.

9.

Waivers

            No failure of any party to insist on performance by another party, of any its obligation in one instance will waive such party’s right to insist on performance of that or any other obligation in the future. Any waiver by any party of any provision of this Agreement shall be made expressly in writing and not be considered to be a waiver of any subsequent breach of the same or any other provision of this Agreement.

10.

Amendments

            This Agreement may not be modified or amended except by written document signed by the parties.

11.

Parties

            This Agreement is for the benefit of, and binds, the parties, their successors and permitted assigns.

12.

Cooperation

Chisholm II and each of the Chisholm II Members shall fully and promptly cooperate with Dala with respect to the review and completion of financial statements and reports required by the Securities Exchange Act of 1934, as amended, for Dala or for any requests from any third party required to be provided, including from any federal or state regulator or auditor. Dala shall fully and promptly cooperate with Chisholm II with respect to any requests by third parties related to any issue concerning the oil and gas leases being returned to Chisholm II. At and at any time after the Closing, the parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

13.

Severability

            The provisions of this Agreement shall be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision shall be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held to be illegal, void or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.

14.

Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile or by email of PDF or digital image format files of the executed signature page hereto.

15.

Further Assurances

Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

16.

Related Transactions

Each of the parties hereto specifically acknowledges and agrees that they have knowledge of certain Company-related transactions that are closing as of even date herewith including:

(a)

The appointment of new people to the Company’s Board of Directors and to serve as the Chief Executive Officer of the Company;

(b)

The cancellation of the warrants associated with the 675 Preferred Shares being sold in private sale transactions;

(c)

The forgiveness of certain debt owed by the Company to some affiliates and Preferred shareholders;

(d)

The payment by certain Preferred shareholders of certain liabilities owed by the Company through the issuance of promissory notes;

(e)

The Cancellation of the Company’s Stock Option Plan;

(f)

The amendment of the Series A 6% Convertible Preferred Stock Certificate of Designation to change the Conversion Price to $0.05 from $0.70.

(g)

The amendment of the Series A 6% Convertible Preferred Stock Certificate of Designation to remove Section 7, “Certain Adjustments,” entirely;

(h)

The amendment of the Series A 6% Convertible Preferred Stock Certificate of Designation to change the allowed “Permitted Indebtedness” amount to $200,000 from $100,000;

(i)

The waiver by the Company’s Preferred Shareholders of the Right of Redemption upon Triggering Events for the Company’s violations of Section 10 of the Certificate of Designation;

(j)

The waiver by the Company’s Preferred Shareholders of the late fee for unpaid Dividends on the Series A 6% Convertible Preferred Stock as of January 1, 2016;

(k)

The waiver by the Company’s Preferred Shareholders of the First Right of Refusal to purchase shares of the Series A 6% Convertible Preferred Stock from other Preferred Shareholders as of even date herewith;

(l)

The waiver by the Company’s Preferred Shareholders of the “Most Favored Nation” Provision in Section 4.18 of the Securities Purchase Agreement dated June 3, 2014; and

(m)

The execution of Stock Purchase Agreements between certain of the Chisholm II members that own 675 shares of Dala DE’s Series A 6% Convertible Preferred Stock and third parties through which the sellers are selling such shares of preferred stock to a third party in a separate transaction.

[Remainder of page left intentionally blank; signature page to follow.]

SIGNATURE PAGE TO PARTIAL CANCELLATION AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

DALA DE:

Dala Petroleum Corp., a Delaware corporation

By: __/s/ William Gumma_______________

Name:

William Gumma

Title:

CEO

DALA NV:

Dala Petroleum Corp., a Nevada corporation

By: __/s/ William Gumma________________

Name: William Gumma

Title: President

CHISHOLM II:

Chisholm Partners II, LLC.

By: _/s/Clancy Cottman III________________

Name:

Clancy Cottman III

Title:

Managing Member

ABLE FAMILY TRUST

By: _/s/ Trey Able____________________

Name:

Trey Able, Trustee

Number of Shares Being Returned: 120,000

COTTMAN FAMILY TRUST DATED 1/17/2000

By: _/s/ Clancy Cottman__________________

Name:

Clancy Cottman III, Trustee

Number of Shares Being Returned: 1,550,000

EDWIN C. BROWN FAMILY TRUST

By: __/s/______________________________

Name:

Number of Shares Being Returned: 300,000

J&M WIMBISH FAMILY TRUST

By: __/s/Jon Wimbish____________________

Name:

Jon Wimbish, Trustee

Number of Shares Being Returned: 800,000

KDND FAMILY TRUST

By: __/s/______________________________

Name:

Number of Shares Being Returned: 240,000

OIL & GAS TECHNOLOGY CONSULTANTS INC.

By: ____/s/____________________________

Name:

Number of Shares Being Returned: 960,000

ORINOCO REVOCABLE TRUST

By: _/s/ William Gumma__________________

Name:

William Gumma, Trustee

Number of Shares Being Returned: 1,830,000

By: __/s/Brian Bayley____________________

Name:

Brian Bayley

Number of Shares Being Returned: 600,000

By: __/s/ Charles Clark ___________________

Name:

Charles Clark

Number of Shares Being Returned: 60,000

By: __/s/Erin Cottman ____________________

Name:

Erin Cottman

Number of Shares Being Returned: 50,000

By: _/s/ Ronald J. Lincoln__________________

Name:

Ronald J. Lincoln

Number of Shares Being Returned: 120,000

By: _/s/ Terry Looper______________________

Name: Terry Looper

Number of Shares Being Returned: 1,410,000

By: ____/s/ Bill Pearson____________________

Name:

Bill Pearson

Number of Shares Being Returned: 120,000

By: _/s/ Robert Pollack_____________________

Name:

Robert Pollock

Number of Shares Being Returned: 57,800

By: _/s/ Robert Redfearn____________________

Name: Robert Redfearn

Number of Shares Being Returned: 290,000

By: __/s/ Garrett Soden _____________________

Name:

Garrett Soden

Number of Shares Being Returned: 60,000

EXHIBIT A

Shares Being Returned to the Company

As of March 3, 2016, assuming 100% participation by the Chisholm II Members.

This list will be updated at the Closing.

Shareholder Name	Stock Certificate Number	Number of Shares
J&M Wimbish Family Trust	1042	800,000
Robert L. Redfearn	1043	290,000
Terry Looper	1045	1,410,000
Able Family Trust	1046	120,000
Oil & Gas Technology Consultants Inc.	1047	960,000
Orinoco Revocable Trust	1048	1,830,000
Brian Bayley	1049	600,000
Edwin C. Brown Family Trust	1050	300,000
Bill Pearson	1051	120,000
Charles G. Clark	1052	60,000
Ronald J. Lincoln	1053	120,000
Garrett Soden	1058	60,000
KDND Family Trust	1059	240,000
Robert Pollock	1063	57,800
Erin Cottman	1065	50,000
Cottman Family Trust Dated 1/17/2000	1075	1,550,000

EXHIBIT B

Leases to Be Delivered to Chisholm II

To be added upon filing with and processing by appropriate administrative agencies.

EXHIBIT C

Leases to Be Retained by Dala

Those leases not included in Exhibit B.

EXHIBIT D

Continuing Dala Liabilities to Be Retained by Dala

All liabilities of Dala Petroleum Corp. and its subsidiary incurred as of the Closing Date, and all future liabilities of Dala Petroleum Corp. except those liabilities that are being forgiven in Exhibit E.

EXHIBIT E

Waiver and Release of Certain Liabilities

Creditor	Description	Amount of Debt Forgiven
Chisholm Partners II, LLC	December 2015 Promissory Note	$7,315.08
Pacific Oil & Gas Company, LLC	June 2015 Promissory Note	$39,639.31 Balance assigned
Will Gray	Accrued salary prior to resignation in August 2015	$59,178.00
Clancy Cottman	Accrued monthly fee as director since May 2015	$12,500
Bill Gumma	Accrued monthly fee as director since August 2015	$0
Jon Wimbish	Accrued monthly fee as director since May 2015	$12,500
Chisholm Partners II, LLC	Accrued monthly fee under the Master Services Agreement since May 2015	$100,000

EXHIBIT F

Sample Stock Power Form